SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

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Viisage Technology, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 20, 2004

Dear Shareholder:

You are cordially invited to attend the 2004 Annual Meeting (the “Meeting”) of the Shareholders of Viisage Technology, Inc. (“Viisage”), to be held on Thursday, May 20, 2004. Your Board of Directors and management look forward to greeting those of you who are able to attend.

Our 2003 Annual Report is enclosed. I hope you will read it carefully. I also have enclosed our Notice of the 2004 Annual Meeting, Proxy Statement, and proxy card.

At the Meeting, your Board of Directors will be asking you to elect three Class II directors, to approve amendments to Viisage’s 1996 Management Stock Option Plan to increase the number of shares available for issuance under the plan and to make certain other changes to the plan, to approve an amendment to the 1996 Directors Stock Option Plan to increase the number of shares available for issuance under the plan, to approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of Viisage common stock, and to ratify the selection of Viisage’s independent public accountants, as described more fully in the enclosed Proxy Statement. For the reasons set forth in the Proxy Statement, your Board of Directors recommends votes “FOR” each of the items described above.

Whether or not you plan to attend the Meeting, it is important that your shares be represented and voted. Accordingly, please read the enclosed material and mark, date, sign, and return the enclosed proxy card at your earliest convenience. If you attend the Meeting, you may revoke your proxy by requesting the right to vote in person.

Sincerely,

Denis K. Berube

Chairman of the Board of Directors

YOUR VOTE IS IMPORTANT.

PLEASE MARK, DATE, SIGN, AND RETURN YOUR PROXY CARD.

296 Concord Road

Third Floor

Billerica, Massachusetts 01821

NOTICE OF THE 2004 ANNUAL MEETING OF SHAREHOLDERS

The 2004 Annual Meeting of the Shareholders of Viisage Technology, Inc. (“Viisage”) will be held at 10:00 a.m. on Thursday, May 20, 2004 at Viisage’s corporate headquarters, 296 Concord Road, Third Floor, Billerica, Massachusetts. The Meeting is being held for the following purposes:

1.	To elect three Class II directors for three year terms;

2.	To approve amendments to Viisage’s 1996 Management Stock Option Plan to increase the number of shares available for issuance thereunder from 4,807,100 to 6,000,000, and to permit directors of Viisage who also are employees of Viisage to receive option grants thereunder;

3.	To approve an amendment to Viisage’s 1996 Directors Stock Option Plan to increase the number of shares available for issuance thereunder from 576,616 to 1,076,616;

4.	To approve an amendment to Viisage’s Restated Certificate of Incorporation to increase the authorized common stock of Viisage from 45,000,000 to 75,000,000 shares;

5.	To ratify the selection of BDO Seidman, LLP as independent public accountants for Viisage for the year ending December 31, 2004; and

6.	To transact such other business as may properly come before the Meeting.

Shareholders of record at the close of business on April 1, 2004, the record date for the Meeting, are entitled to receive notice of and to vote at the Meeting.

The enclosed proxy card, Proxy Statement, and Viisage’s 2003 Annual Report are being sent to you along with this Notice.

By Order of the Board of Directors

Charles J. Johnson

Secretary

April 20, 2004

VIISAGE TECHNOLOGY, INC.

PROXY STATEMENT

FOR THE

2004 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 20, 2004

INFORMATION ABOUT SOLICITATION AND VOTING

General

This Proxy Statement is provided in connection with the solicitation of proxies by the Board of Directors of Viisage Technology, Inc., a Delaware corporation (the “Company” or “Viisage”), for the 2004 Annual Meeting of Shareholders to be held at 10:00 a.m. on Thursday, May 20, 2004, at Viisage’s principal executive offices, 296 Concord Road, Third Floor, Billerica, Massachusetts, and at any adjournment thereof (the “Meeting”). This Proxy Statement and the accompanying proxy card are expected to be mailed on or about April 20, 2004 to all shareholders entitled to vote at the Meeting.

Viisage’s Board of Directors (the “Board of Directors” or the “Board”) is soliciting proxies for the following purposes: (i) to elect three Class II directors, comprising the class of directors to be elected for the term expiring in 2007; (ii) to approve amendments to Viisage’s 1996 Management Stock Option Plan to increase the number of shares available for issuance thereunder from 4,807,100 to 6,000,000, and to permit directors of Viisage who also are employees of Viisage to receive option grants thereunder; (iii) to approve an amendment to Viisage’s 1996 Directors Stock Option Plan to increase the number of shares available for issuance thereunder from 576,616 to 1,076,616; (iv) to approve an amendment to Viisage’s Restated Certificate of Incorporation to increase the authorized common stock of Viisage from 45,000,000 to 75,000,000 shares; and (v) to ratify the selection of BDO Seidman, LLP as independent public accountants for Viisage for the year ending December 31, 2004.

Stockholders Entitled to Vote

At the close of business on April 1, 2004, the record date for the Meeting, there were outstanding and entitled to vote 35,625,176 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”). Only shareholders of record at the close of business on April 1, 2004 are entitled to vote at the Meeting. Each outstanding share of Common Stock is entitled to one vote on each matter to be voted upon at the Meeting.

Quorum and Voting

The representation, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to establish a quorum. Assuming the presence of a quorum, Directors are elected by a plurality vote, which means that the three nominees receiving the most votes will be elected to fill the seats on the Board. The proposed amendment to our Restated Certificate of Incorporation must be approved by the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock. All other actions considered at the meeting, including an adjournment, may be taken upon the favorable vote of a majority of the votes present in person or represented by proxy at the meeting. Shares of common stock represented in person or by proxy (including “broker non-votes” (as defined below) and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists. If a quorum is not present, the annual meeting will be adjourned until a quorum is obtained.

Voting Shares Held in Street Name

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form.

If your shares are held in street name, you must bring an account statement or letter from your brokerage firm or bank showing that you are the beneficial owner of the shares as of the record date in order to be admitted to the meeting on the record date. To be able to vote your shares held in street name at the meeting, you will need to obtain a proxy card from the holder of record.

Broker Non-Votes

If your shares are held in street name, your bank or brokerage firm will be prohibited under applicable regulations from using its discretion to vote your shares on the proposal to approve the amendments to the 1996 Management Stock Option Plan and the 1996 Directors Stock Option Plan. If your broker instructs us that you have not provided instructions on how to vote on that proposal, your shares will be treated as “broker non-votes” with respect to that proposal. However, even if you do not give your broker instructions as to how to vote on the other proposals described in this proxy statement, your broker may be entitled to use its discretion in voting your shares in accordance with industry practice.

Vote Required

Election of directors.    The three nominees receiving the highest number of votes cast at the meeting will be elected, regardless of whether that number represents a majority of the votes cast. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Approval of Amendments to 1996 Management Stock Option Plan and 1996 Directors Stock Option Plan.    The affirmative vote of the holders of a majority of the shares present or represented by proxy at the meeting is needed to approve the amendments to these plans. Abstentions will have the effect of negative votes on these proposals. For shares held in street name, broker non-votes will have no effect on the outcome of these proposals because your bank or brokerage does not have the authority to vote your shares on this proposal absent instructions from you.

Amendment to Certificate of Incorporation.    The affirmative vote of the holders of a majority of the outstanding shares of our common stock is needed to approve the amendment of our Certificate of Incorporation. Abstentions and broker non-votes will have the effect of negative votes on this proposal.

Ratification of Selection of Independent Public Accountants.    The affirmative vote of the holders of a majority of the shares present or represented by proxy at the meeting is needed to approve the ratification of the selection of our independent public accountants. Abstentions will have the effect of a negative vote on this proposal. For shares held in street name, broker non-votes will also have the effect of a negative vote on this proposal because your bank or brokerage does have the authority to vote your shares on this proposal absent instructions from you.

Revocability of Proxies

A shareholder who returns a proxy card may revoke it at any time before the shareholder’s shares are voted at the Meeting by written notice to the Secretary of the Company received prior to the Meeting, by executing and returning a later-dated proxy, or by voting by ballot at the Meeting.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at the Investor Relations address and telephone number listed above. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

PROPOSAL 1 — ELECTION OF DIRECTORS

General

Pursuant to the Company’s Restated Certificate of Incorporation and By-Laws, the Board has fixed the number of directors at nine. In addition, the Restated Certificate of Incorporation also provides that directors shall be divided into three classes of approximately the same number of directors; the Board has fixed the number of Class I directors at three, Class II directors at three and Class III directors at three.

Three Class II directors are to be elected at the Meeting to serve three-year terms expiring at the 2007 Annual Meeting of Shareholders and until their successors have been elected and duly qualified. Unless instructed otherwise, the proxy holders will vote the proxies received by them for the Company’s nominees: Bernard C. Bailey, Harriet Mouchly-Weiss and Paul T. Principato. In the event that the nominees of the Company are unable or decline to serve as directors at the time of the Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy (unless another nominee is indicated in any particular proxy), or we may choose to leave the seat vacant. Mr. Bailey, Ms. Mouchly-Weiss and Mr. Principato have consented to serve as directors of the Company, and the Board of Directors has no reason to believe that they will be unavailable for service.

At a meeting of our Board of Directors on April 6, 2004, in accordance with our Restated Certificate of Incorporation, our Board of Directors appointed Mr. Bailey to fill the previously vacant Class II director seat and increased the number of directors from eight to nine which created a vacancy among the Class III directors. At the April 6, 2004 Board meeting, in accordance with our Restated Certificate of Incorporation, the Board appointed Dr. Christoph von der Malsburg to fill the vacant Class III director seat. Dr. von der Malsburg will hold office for the remainder of the term of office of Class III directors, which expires at the 2005 Annual Meeting of Shareholders, and until his successor has been elected and duly qualified. Prior to February 14, 2004, one of the Class I director seats also was vacant. In February 2004, the Board exercised its authority under the Company’s Restated Certificate of Incorporation and appointed Mr. B.G. Beck to fill this vacancy. This appointment was made in connection with Viisage’s acquisition of Trans Digital Technologies Corporation in February 2004, of which Mr. Beck was the President, Chief Executive Officer and sole stockholder. Mr. Beck will hold office for the remainder of the term of office of Class I directors, which expires at the 2006 Annual Meeting of Shareholders, and until his successor has been elected and duly qualified. Certain Viisage shareholders who were the former shareholders of ZN Vision Technologies AG (“ZN”), a company which Viisage acquired in January 2004, have the right to appoint one director as long as such shareholders hold at least an aggregate of 2,000,000 shares of Viisage common stock. A representative of the former ZN shareholders has not yet been appointed by the Board.

The Board recommends a vote “FOR” the proposed nominees to the Board.

Composition of the Board

The Company’s Restated Certificate of Incorporation provides that directors shall be divided into three classes and that each director shall serve for a term of three years and until his or her successor is elected and qualified or until his or her earlier resignation, death, or removal. One class of directors is elected at each annual meeting for a three-year term.

The Class III directors (whose terms expire in 2005) are Peter Nessen, Thomas J. Reilly and Christoph von der Malsburg. The Class I directors (whose terms expire in 2006) are Denis Berube, Charles E. Levine and B.G. Beck. There are no family relationships between any of the directors or executive officers of the Company.

The following sets forth the names of and certain information about the persons nominated as directors and the directors whose terms do not expire at the Meeting. Information regarding their beneficial ownership of shares of the Company’s Common Stock is reported in the section entitled “Security Ownership of Certain Beneficial Owners, Directors and Management.”

Nominees for Class II Director

Bernard C. Bailey, 50, joined Viisage in August 2002 as Chief Executive Officer and was appointed a director of Viisage in April 2004. From January 2001 through August 2002, Mr. Bailey served as the Chief Operating Officer of Art Technology Group, a provider of software applications for commerce and customer self-service. Between April 1984 and January 2001, Mr. Bailey served in various capacities at IBM Corporation, including several executive positions. A graduate of the US Naval Academy, Mr. Bailey served for eight years as an officer in the US Navy.

Harriet Mouchly-Weiss, 61, has served as a director of Viisage since its incorporation in May 1996. Ms. Mouchly-Weiss founded Strategy XXI Group, an international communications and consulting firm, in January 1993 and has served as its managing partner since that time. Ms. Mouchly-Weiss currently also serves as a member of the Board of Directors of American Greetings Corporation, a company engaged in the design, manufacture and sale of everyday and seasonal greeting cards and other social expression products.

Paul T. Principato, 50, has served as a director of Viisage since May 2001 and as Chief Financial Officer of Lau since its incorporation in March 1990. Prior to 1990, Mr. Principato served as Controller at Barry Wright Corp.

Directors whose terms expire at the 2005 Annual Meeting (Class III Directors)

Peter Nessen, 67, has served as a director of Viisage since its incorporation in May 1996. Since July 2003, Mr. Nessen has served as the President of Nessen Associates Ltd., a non-profit consulting company. From January 2003 to July 2003, Mr. Nessen served as an adviser to the Governor of the Commonwealth of Massachusetts on education matters. Mr. Nessen has been Chairman of the Board of NCN Financial, a private banking firm, since January 1995. From June 1993 through December 1994, Mr. Nessen was Dean for Resources and Special Projects at Harvard Medical School.

Thomas J. Reilly, 65, has served as a director of Viisage since its incorporation in May 1996. Mr. Reilly has been a self-employed financial consultant since December 1994. From June 1966 through November 1994, Mr. Reilly was with Arthur Andersen LLP, a public accounting firm, where he became a partner in 1975.

Christoph von der Malsburg, 61, was appointed a director of Viisage in April 2004. Since 1988, Dr. von der Malsburg has been a Professor of Computer Science at the University of Southern California. Dr. von der Malsburg also is the founder of the Institute of Neural Computation in Bochum, Germany, and was a co-founder and director of ZN prior to its acquisition by Viisage.

Directors Whose Terms Expire at the 2006 Annual Meeting (Class I Directors)

Denis K. Berube, 61, has been the Chairman of the Board of Directors of Viisage since the Company’s incorporation in 1996. Mr. Berube is Executive Vice President and Chief Operating Officer of Lau Technologies (“Lau”). Lau is the largest holder of Viisage Common Stock, directly owning approximately 17% of its issued and outstanding Common Stock. Mr. Berube has been employed at Lau since 1990.

B.G. Beck, 67, was the President and Chief Executive Officer of Trans Digital Technologies Corporation from 1998 until its acquisition by Viisage in February 2004. Mr. Beck currently serves as a consultant to Viisage and also serves as a member of the Boards of Directors of Cardinal Bankshares Corporation, a provider of comprehensive individual and corporate banking services, and L-3 Communications MAS (US) Corporation, a leading supplier of a broad range of products used in a substantial number of aerospace and defense platforms.

Charles E. Levine, 51, has served as a director of Viisage since 1998. Mr. Levine retired in September 2002 from his position as President of Sprint PCS, a position he had held since January 1997. Before joining Sprint PCS, Mr. Levine served as Senior Vice President of Octel Services, a provider of voice systems services, from October 1994 through September 1996. Mr. Levine currently also serves as a member of the Boards of Directors of At Road, Inc., a wireless applications provider, Sierra Wireless Inc., a provider of a broad range of wireless products, including data modems, embedded modules and mobile phones, and Somera Communications, a provider of telecommunications operators with equipment and deployment services.

Board Independence

The Board has determined that a majority of its members do not have a relationship with Viisage which, in the Board’s opinion, would interfere with their exercise of independent judgment. The Board has further determined that a majority of its members are “independent” within the meaning of the independence standards of the Nasdaq Stock Market, Inc., as currently in effect. Of the three nominees for election as directors at the Meeting, Ms. Mouchly-Weiss is independent within the meaning of the foregoing standards, and Messrs. Bailey and Principato are not independent within the meaning of those standards. Mr. Bailey is our Chief Executive Officer and Mr. Principato is the Chief Financial Officer of Lau Technologies which directly owns approximately 17% of our issued and outstanding Common Stock. The Board has determined that each of the members of each of the committees of the Board of Directors has no material relationship with Viisage (either directly or as a partner, shareholder or officer of an organization that has a relationship with Viisage) and is “independent” within the meaning of the independence standards of the Nasdaq Stock Market, Inc., as currently in effect.

Meetings of the Board of Directors and Committees

The Company’s Board of Directors held nine meetings during 2003, and each director attended at least 75% of all meetings of the Board and any committee on which he or she served. Four members of the Board attended Viisage’s 2003 Annual Meeting of Stockholders. The Board has established a Compensation Committee, an Audit Committee, a Nominating and Corporate Governance Committee, and a Marketing Committee, all of the members of which are independent directors.

The Compensation Committee, comprised of Mr. Reilly (chair), Ms. Mouchly-Weiss, and Mr. Nessen, reviews senior management performance, recommends executive compensation, and administers the Amended and Restated 1996 Directors Stock Option Plan, the Second Amended and Restated 1996 Management Stock Option Plan, and the 1997 Employee Stock Purchase Plan.

The Audit Committee, comprised of Messrs. Nessen (chair), Reilly, and Levine, meets at least quarterly to review the Company’s quarterly financial releases. Each member of the Audit Committee is “independent” within the meaning of Section 4200 of the National Association of Securities Dealers’ Marketplace Rules and as required pursuant to Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Audit Committee performs the functions described in the report included in this proxy statement under the caption “Board Audit Committee Report.” The Board has determined that each of the members of the Audit Committee is qualified as an audit committee financial expert within the meaning of applicable regulations issued under the Exchange Act. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which was attached as an appendix to the proxy statement for the 2003 annual meeting of shareholders.

The Nominating and Corporate Governance Committee, comprised of Messrs. Levine (chair) and Nessen and Ms. Mouchly-Weiss, proposes nominees for election to the Board, assists the Board in its annual review of director performance, and develops and recommends corporate governance guidelines for Viisage. The Nominating and Corporate Governance Committee has adopted a written charter, a copy of which is attached as Appendix A to this proxy statement.

The Marketing Committee, comprised of Ms. Mouchly-Weiss (chair) and Mr. Levine, reviews and makes recommendations regarding the Company’s marketing strategy and plans.

During 2003, the Compensation Committee met four times, the Audit Committee met six times, and the Marketing Committee met four times. The Nominating and Corporate Governance Committee was formed in February 2004 and therefore did not meet in 2003.

Compensation of Directors

Pursuant to the Company’s 2001 Stock in Lieu of Cash Compensation for Directors Plan (the “Director Compensation Plan”) each director received aggregate compensation valued at $60,000 for his or her service as a director in 2003. Three of the directors, Messrs. Berube and Nessen and Ms. Mouchly-Weiss elected, in accordance with the Director Compensation Plan, to take all of this compensation in shares of the Company’s Common Stock valued at the closing price of $3.81 on the Nasdaq National Market on February 25, 2003. Accordingly, each of such directors received 15,748 shares of Common Stock. The remaining three directors, Messrs. Levine, Principato and Reilly, elected, in accordance with the Director Compensation Plan, to take $40,000 of this compensation in Common Stock and $20,000 of this compensation in cash. Accordingly, each of these four directors received 10,498 shares of Common Stock. Directors did not receive any additional cash or fees for attending Board or committee meetings. However, the Company reimburses directors for their out-of-pocket expenses incurred in connection with any Board or committee meetings.

Directors also receive grants of nonqualified options under the Company’s 1996 Directors Stock Option Plan, as amended (the “Director Option Plan”). In 2003, the Company granted each of the six directors then serving on the Board an option to purchase 10,000 shares of Common Stock pursuant to the Director Option Plan, which options were fully vested upon grant. On February 23, 2004, the Company granted each of the seven directors then serving on the Board an option to purchase 10,000 shares of Common Stock pursuant to the Director Option Plan, which options were fully vested upon grant.

Securities Authorized for Future Issuance under Equity Compensation Plans

The following table sets forth information about the Company’s Common Stock that may be issued upon the exercise of options outstanding under its stock option plans and the number of shares that have been issued under all of its other equity compensation plans as of December 31, 2003. The figures below do not include any increase in the shares reserved for issuance under the 1996 Management Stock Option Plan or the 1996 Directors Stock Option Plan described in Proposals 2 and 3, respectively.

Plans	Number of Shares Subject to Outstanding Options/Shares Issued under Plan	Weighted- Average Exercise Price of Outstanding Options/Shares Issued under Plan	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in first column)
1996 Management Stock Option Plan	2,963,787	$4.42	664,398
1996 Directors Stock Option Plan	374,792	$5.53	125,000
1997 Employee Stock Purchase Plan	—	—	73,806
2001 Stock in Lieu of Cash Compensation for Directors Plan	435,288	$2.13	364,712

Total:	3,773,867	$4.27	1,227,916

Each of the plans listed above was approved by the stockholders of the Company.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Mr. Reilly (chair), Ms. Mouchly-Weiss, and Mr. Nessen, none of whom are officers or employees of the Company. No interlocking relationship exists between our board or compensation committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Consideration of Director Nominees

Shareholder Nominees

As adopted in February 2004, the policy of the Nominating and Corporate Governance Committee (the “Nominating Committee”) is to consider properly shareholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, like all nominations, the Board’s criteria will include business experience and skills, independence, judgment, integrity, the ability to commit sufficient time and attention to Board activities and the absence of potential conflicts with the Company’s interests. Any shareholder nominations proposed for consideration by the Nominating Committee should include the nominee’s name and qualifications for Board membership and should be addressed to Nominating and Corporate Governance Committee c/o General Counsel, Viisage Technology, Inc., 296 Concord Road, Third Floor, Billerica, Massachusetts 01821.

In addition, the Company’s by-laws permit shareholders to nominate directors for consideration at an annual meeting of shareholders for election by the shareholders of the meeting. Under the Company’s by-laws, nominations for election of directors may be made by the Board or by any shareholder entitled to vote in the election of directors provided that no shareholder may nominate a person for election as a director unless written notice of such nomination is presented to the Company not later than 75 days nor more than 120 days prior to the anniversary date of the preceding year’s annual meeting. No notice has been given by a shareholder with respect to the election of directors. As a result, no other nominees for election as director will be considered at the annual meeting except nominations made by the Board in the event one of the nominees named in the proxy statement should unexpectedly be unavailable.

Identifying and Evaluating Nominees for Directors

Pursuant to the policy set forth in its charter, the Nominating Committee will utilize a variety of methods for identifying and evaluating nominees for director. The Nominating Committee’s policy is to assess the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating Committee will consider various potential candidates for director. Candidates may come to the attention of the Nominating Committee through current Board members, shareholders or other persons. These candidates will be evaluated at regular or special meetings of the Nominating Committee, and may be considered at any point during the year. As described above, the Nominating Committee will consider properly submitted shareholder nominations for candidates for the Board. Following verification of the shareholder status of persons proposing candidates, recommendations will be aggregated and considered by the Nominating Committee at a regularly scheduled meeting. If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials will be forwarded to the Corporate Governance and Nominating Committee. There are no specific, minimum qualifications that must be met for any nominee.

We have not paid, to date, any third party a fee to assist in evaluating and identifying nominees. During 2003, no candidate was recommended to us by any beneficial owner of more than 5% of our common stock.

Executive Sessions

The Board, which is composed entirely of outside directors, has a practice of meeting in executive sessions without the presence of any members of the Company’s management. Commencing in 2004, the independent members of the Board will meet in executive sessions at least twice a year.

Communications with the Board

Shareholders may communicate with the Board by writing to Board of Directors of Viisage Technology, Inc. c/o General Counsel, 296 Concord Road, Third Floor, Billerica, Massachusetts 01821. All such communications will be forwarded to the Chairman of the Board of Directors as promptly as practicable after receipt.

Code of Ethics

The Company has adopted a Code of Business Ethics and Standards of Conduct that applies to its directors, executive officers (including its principal executive, financial and accounting officers) and to all of its other employees. A copy of the Code of Business Ethics and Standards of Conduct will be provided to any person, without charge, upon receipt of a written request addressed to Chief Financial Officer, Viisage Technology, Inc., 296 Concord Road, Third Floor, Billerica, MA 01821 or an e-mail request addressed to investor@viisage.com.

PROPOSAL 2 — AMENDMENTS TO 1996 MANAGEMENT STOCK OPTION PLAN

The Second Amended and Restated 1996 Management Stock Option Plan (the “Management Plan”) was adopted by the Board of Directors on June 17, 1996, and ratified by Lau in its capacity as sole shareholder of the Company prior to its initial public offering, to provide selected officers and employees with an opportunity to have an ownership interest in the Company and to attract, retain and motivate such officers and employees. The Management Plan is administered by the Compensation Committee of the Board of Directors, which currently consists of Mr. Reilly (chair), Ms. Mouchly-Weiss and Mr. Nessen. Options under the Plan may be either (a) “incentive options” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or (b) options that do not qualify under Section 422 of the Code (“nonqualified options”). The Management Plan has been amended from time to time to increase the number of shares available for issuance under the plan. On April 6, 2004, the Board voted, subject to shareholder approval at this Meeting:

1.	to amend the Management Plan to increase the number of shares reserved for issuance under the plan from 4,807,100 to 6,000,000, to make 1,192,900 additional shares available for issuance under the Management Plan; and

2.	to amend the Management Plan to permit members of the Company’s Board of Directors who also are officers or key employees of the Company to be granted options under the Management Plan.

As of April 1, 2004, options granted under the Management Plan to purchase a total of 3,380,706 shares of Common Stock were outstanding with exercise prices between $.0.84 and $12.50, and options for 497,398 shares remained available for issuance. On April 7, 2004, the closing price of our Common Stock on the Nasdaq Stock Market was $11.19 per share. The following summary of the Management Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Management Plan, which is attached as Appendix B to this proxy statement.

Participation.    Currently, officers and key employees of the Company, but not directors, are eligible to receive options under the Management Plan. The Board of Directors has voted, subject to shareholder approval at this Meeting, to amend the Management Plan to permit directors who also are officers or key employees of the Company to be eligible to receive options under the Management Plan.

Terms of Grants.    The exercise price of incentive options under the Management Plan may not be less than the fair market value of the underlying shares on the date of grant, except in the case of incentive options granted to holders of 10% or more of the total combined voting power of the Company, in which case the exercise price may not be less than 110% of such fair market value. The exercise price of nonqualified options is to be determined by the Compensation Committee at the time of option issuance. Each option under the Management Plan will have a term not to exceed ten years, except in the case of incentive options granted to holders of 10% or more of the total combined voting power of the Company, with respect to which the term may not exceed five years. The Compensation Committee determines the vesting schedule with respect to any grant of options. All options are subject to adjustment in certain events. Participants are required to pay in full an amount equal to the exercise price of the options being exercised at the time of exercise. Such payment shall be in cash unless otherwise agreed by the Compensation Committee.

Under current accounting rules, option grants under the Management Plan with exercise prices equal to the fair market value of the option shares on the grant date will not result in any direct charge to the Company’s reported earnings. However, the fair value of those options is required to be disclosed in the notes to the Company’s financial statements, and the Company must also disclose, in footnotes to the Company’s financial statements, the pro-forma impact those options would have upon the Company’s reported earnings were the fair value of those options at the time of grant treated as a compensation expense. In addition, the number of outstanding options may be a factor in determining the Company’s earnings per share on a fully-diluted basis.

Amendment and Termination.    The Management Plan may be amended from time to time by the Compensation Committee of the Board of Directors, subject to the rights of previously issued options, except that any such amendment will require shareholder approval in certain circumstances such as repricing of previously issued options. Shares reserved for issuance under an option that is cancelled or terminated, and shares that are used in payment of option exercise prices, will be restored and made available for reissuance of additional options under the Management Plan. The existing options contain reload option features.

Transferability of Options.    Generally, an option is not transferable except by will or by the laws of descent and distribution.

Federal Tax Treatment.    Options granted under the Management Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Code or nonstatutory options that are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

Incentive Options:    No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two (2) years after the option grant date and more than one (1) year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result. Upon a qualifying disposition, the optionee will recognize a long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee. If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. If the optionee makes a qualifying disposition, the Company will not be entitled to any income tax deduction.

Nonstatutory Options:    Taxable income is generally not recognized by an optionee upon the grant of a nonstatutory option. The optionee will, in general, recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income. The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised nonstatutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

Section 162(m) of the Internal Revenue Code generally provides that public companies may not take a tax deduction for compensation in excess of $1 million paid to their chief executive officers or any of their four other most highly compensated officers. However, some compensation is specifically exempt from the deduction limit under Section 162(m). In order for compensation under equity compensation plans, such as the Management Plan, to qualify for the exemption from the deduction limit, there must be a limit to the number of shares granted to any of the covered officers under the 1996 plan in a specified period. Accordingly, the Management Plan provides that no participant may receive awards for an aggregate of more than 1,337,000 shares in any fiscal year of the Company. Stockholder approval of this the amendment of the Management Plan will constitute stockholder approval of this limitation for Section 162(m) purposes.

Grants Under the Management Plan. The following table sets forth information as of April 1, 2004 regarding the number of outstanding options previously granted under the Management Plan to the specified individuals and groups.

Name and Position	Number of Options
Bernard C. Bailey,
President and Chief Executive Officer	720,000
William K. Aulet
Senior Vice President and Chief Financial Officer	200,000
Iftikhar A. Ahmad
Senior Vice President and General Manager Secure ID	212,302
James P. Ebzery
Senior Vice President, Sales and Services	200,000
John J. Dillon
Senior Vice President, Government Solutions	75,000
All current executive officers as a group (5 persons)	1,407,302
All employees who were not executive officers as a group (52 persons)	1,062,090

As of April 1, 2004, no stock options had been granted, and no shares of Common Stock had been issued, on the basis of the share increase that is the subject of this Proposal 2. Further, the Company has not committed or designated any of the additional shares of Common Stock subject to this Proposal 2 for grants under the Management Plan.

The affirmative vote of at least a majority of the outstanding shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required for approval of the amendment to the Management Plan. Should such stockholder approval not be obtained, then the 1,192,900 share increase to the share reserve under the Management Plan will not occur, and no additional options or stock issuances will be made on the basis of such increases. The Management Plan will, however, continue in effect, and option grants may continue to be made under the Management Plan until all the shares available for issuance under the Management Plan have been issued pursuant to such option grants.

The Board recommends a vote “FOR” the amendment to the Management Plan to increase the number of shares available for issuance thereunder from 4,807,100 to 6,000,000.

PROPOSAL 3 — AMENDMENT TO 1996 DIRECTORS STOCK OPTION PLAN

The Second Amended and Restated 1996 Directors Stock Option Plan (the “Director Plan”) was adopted by the Board of Directors on June 17, 1996, and ratified by Lau in its capacity as sole shareholder of the Company prior to the Company’s initial public offering, to provide directors with an opportunity to have an ownership interest in the Company and further align the non-employee directors’ interests with the long-term interests of the shareholders. The Director Plan is administered by the Board of Directors. The Director Plan has been amended from time to time to increase the number of shares available for issuance under the plan. On April 6, 2004, the Board voted, subject to shareholder approval at this Meeting, to further amend the Director Plan to increase the number of shares reserved for issuance under the plan from 576,616 to 1,076,616, to make 500,000 additional shares available for issuance under the Director Plan. As of April 1, 2004, options granted under the Director Plan to purchase a total of 444,792 shares of Common Stock were outstanding with exercise prices between $0.84 and $12.50, and options for 55,000 shares remained available for issuance. On April 7, 2004, the closing price of our Common Stock on the Nasdaq Stock Market was $11.19 per share. The following summary of the Director Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Director Plan, which is attached as Appendix C to this proxy statement.

Participation.    Directors of the Company that are not employees of the Company or any subsidiary are eligible to receive options under the Director Plan.

Terms of Grants.    The exercise price of options issued under the Director Plan will have an exercise price equal to the current fair market value of shares of Common Stock on the option grant date. Each option under the Management Plan will have a term not to exceed ten years. The Board determines the vesting schedule with respect to any grant of options. Vesting under the Director Plan ceases when an option holder ceases to serve on the Board. All options are subject to adjustment in certain events. Participants are required to pay the exercise price of the options being exercised in full at the time of exercise. Such payment shall be made in cash, by delivery of other shares of the company’s Common Stock or, subject to applicable law, in a broker-assisted cashless exercise.

Option grants under the Director Plan will not result in any direct charge to the Company’s reported earnings. However, the fair value of those options is required to be disclosed in the notes to the Company’s financial statements, and the Company must also disclose, in footnotes to the Company’s financial statements, the pro-forma impact those options would have upon the Company’s reported earnings were the fair value of those options at the time of grant treated as a compensation expense. In addition, the number of outstanding options may be a factor in determining the Company’s earnings per share on a fully-diluted basis.

Amendment and Termination.    The Director Plan may be amended from time to time by the Board of Directors, subject to the rights of previously issued options, except that any such amendment will require shareholder approval in certain circumstances. Shares reserved for issuance under an option that is cancelled or terminated, and shares that are used in payment of option exercise prices, will be restored and made available for reissuance of additional options under the Director Plan. The Director Plan does not permit reload options.

Transferability of Options.    Generally, an option is not transferable except by will or by the laws of descent and distribution.

Federal Tax Treatment.    The options issued pursuant to the Director Plan are nonqualified options and are thus not intended to meet the requirements of Section 422 of the Code. The Federal tax consequences relating to the options issued under the Director Plan are the same as those relating to the nonstatutory stock options described under the Management Plan in Proposal 2.

Grants Under the Director Plan.    The following table sets forth information as of April 1, 2004 regarding the number of outstanding options previously granted under the Director Plan to the specified individuals and groups.

Name and Position	Number of Options
Denis K. Berube	90,496
B.G. Beck(1)	10,000
Charles E. Levine	79,136
Harriet Mouchly-Weiss	80,497
Peter Nessen	55,000
Paul Principato	72,167
Thomas J. Reilly	90,496
All directors as a group (7 persons)	477,792

(1)	Mr. Beck became a director of Viisage in February 2004.

As of April 1, 2004, no stock options had been granted, and no shares of Common Stock had been issued, on the basis of the share increase that is the subject of this Proposal 3. Further, the Company has not committed or designated any of the additional shares of Common Stock subject to this Proposal 3 for grants under the Director Plan.

The affirmative vote of at least a majority of the outstanding shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required for approval of the amendment to the Director Plan. Should such stockholder approval not be obtained, then the 500,000 share increase to the share reserve under the Director Plan will not occur, and no additional options or stock issuances will be made on the basis of such increases. The Director Plan will, however, continue in effect, and option grants may continue to be made under the Director Plan until all the shares available for issuance under the Director Plan have been issued pursuant to such option grants.

The Board recommends a vote “FOR” the amendment to the Director Plan to increase the number of shares available for issuance thereunder from 576,616 to 1,076,616.

PROPOSAL 4 — AMENDMENT TO CERTIFICATE OF INCORPORATION TO

INCREASE THE NUMBER OF

AUTHORIZED SHARES OF COMMON STOCK

Our Board of Directors has approved and is submitting to our stockholders a proposal to effect the Third Amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 45,000,000 shares to 75,000,000 shares. The text of the Amendment is attached to this proxy statement as Appendix D.

Purpose and Effect of the Amendment

On April 6, 2004, our Board of Directors approved a Third Amendment to our Restated Certificate of Incorporation to increase the aggregate number of shares of common stock that we are authorized to issue from 45,000,000 shares to 75,000,000 shares. If approved by our stockholders, the Amendment will become effective upon the filing of a Third Certificate of Amendment with the Delaware Secretary of State. The Amendment would increase the number of shares of common stock available for issuance, but would have no effect upon the terms of the common stock or rights of holders of the common stock. As of April 1, 2004, we had approximately 35,625,176 shares of common stock outstanding, approximately 5,514,364 shares reserved for future issuance under our stock incentive plans and 812,469 shares reserved for issuance upon exercise of warrants. Based upon the foregoing number of outstanding and reserved shares of common stock, we currently have approximately 3,049,323 shares remaining for other purposes.

Our Board of Directors believes that it is in the best interest of the Company and its stockholders to have additional shares of common stock authorized and available for issuance or reservation on an as-needed basis without the delay or expense of seeking stockholder approval (unless required by law or then existing Nasdaq listing requirements). Although Viisage does not have any current plans to take any action to issue shares of common stock (other than upon the exercise of outstanding options and warrants), additional shares may be (i) sold and issued in a public or private offering that would be used to provide the Company with capital necessary to further develop its core businesses or to pursue strategic opportunities, (ii) used as currency to complete acquisitions, (iii) used for issuance in connection with our stock option plans, and (iv) used to pursue other corporate purposes that may be identified in the future by the Board of Directors.

Although the increase in the authorized number of shares of common stock will not, in and of itself, have any immediate effect on the rights of our stockholders, any future issuance of additional shares of common stock could affect our stockholders in a number of respects, including by diluting the voting power of the current holders of our common stock, and by diluting the earnings per share and book value per share of outstanding shares of our common stock at such time. In addition, the issuance of additional shares could adversely affect the market price of our common stock. Moreover, if we issue securities convertible into common stock or other securities that have rights, preferences and privileges senior to those of our common stock, the holders of our common stock may suffer significant dilution.

Potential Anti-takeover Effect

We have no present intention to use the increased authorized common stock for anti-takeover purposes, nor is the proposed Amendment in response to any effort by any person or group to accumulate our stock or to obtain control of the Company by any means. The proposed Amendment is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in our charter or the By-Laws as in effect on the date hereof. However, the issuance of additional shares of common stock would increase the number of shares necessary to acquire control of the Board or to meet the voting requirements imposed by Delaware law with respect to a merger or other business combination involving us. Issuance of additional shares unrelated to any takeover attempt could also have these effects. Management has no current intent to propose anti-takeover measures in future proxy solicitations.

No Change in Business

The Amendment will effect a change in the number of authorized shares of our common stock. However, the Amendment will not result in any change in our business, assets, liabilities or net worth (other than as a result of the costs incident to the Amendment, which are immaterial). Our management, including all directors and officers, will remain the same after the Amendment.

Upon the effective date of the Amendment, the number of authorized shares of the Company’s common stock will increase from 45,000,000 shares to 75,000,000 shares. Stockholders need not exchange their existing stock certificates.

The Board recommends a vote “FOR” the approval of the amendment to Viisage’s Restated Certificate of Incorporation which will increase the authorized shares of common stock from 45,000,000 to 75,000,000.

PROPOSAL 5 — RATIFICATION OF SELECTION

OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has selected the accounting firm of BDO Seidman, LLP (“BDO Seidman”) as the Company’s independent public accountants for the year ending December 31, 2004.

Shareholder ratification of the selection of BDO Seidman is not required by the Company’s By-laws or otherwise. The Board of Directors, however, is submitting the selection of BDO Seidman to the shareholders as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain such firm. Even if the selection is ratified, the Audit Committee, in their discretion, may direct the appointment of a different independent public accounting firm at any time during the year if they determine that such a change would be in the best interest of the Company and its shareholders.

BDO Seidman representatives are expected to be present at the Annual Meeting and available to respond to appropriate questions. They will have an opportunity to make a statement if they desire to do so.

During the fiscal years ended December 31, 2002 and December 31, 2003, fees for services provided by BDO Seidman were as follows:

Audit Fees

	Year Ended December 31,
	2002	2003
Audit Fees	$151,250	$178,500
Audit-Related Fees	$68,990	$321,445
Tax Fees	$13,350	$12,000
All Other Fees	—	—

Total	$233,590	$511,945

“Audit Fees” consisted of fees billed for professional services rendered by BDO Seidman for the audit of Viisage’s annual financial statements for the year ended December 31, 2003, and the reviews of Viisage’s financial statements included in the Company’s quarterly reports on Form 10-Q during the year ended December 31, 2003, and other services normally provided in connection with statutory and regulatory filings. “Audit-Related Fees” consisted of fees billed for due diligence procedures in connection with acquisitions and consultation regarding financial accounting and reporting matters. “Tax Fees” consisted of fees billed for tax payment planning and tax preparation services. The Audit Committee must pre-approve all audit and permitted non-audit services for which our independent auditors may be engaged. All audit and non-audit services provided by BDO Seidman in 2002 and 2003 were approved in advance by the Audit Committee, and no fees were paid in 2002 or 2003 under a de minimis exception that waives pre-approval for certain non-audit services.

The Audit Committee has determined that BDO Seidman’s provision of services other than for its audit and reviews of Viisage’s financial statements is compatible with maintaining the independence of BDO Seidman.

The Board recommends a vote “FOR” the ratification of BDO Seidman as the Company’s independent public accountants for the year ending December 31, 2004.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,

DIRECTORS AND MANAGEMENT

The following table sets forth, as of April 1, 2004, the beneficial ownership of Common Stock by (i) each person who is known to the Company to beneficially own 5% or more of the Company’s Common Stock, (ii) each director and director nominee, (iii) each executive officer of Viisage for whom information is given in the Summary Compensation Table in this Proxy Statement, and (iv) all directors and executive officers of the Company as a group. With respect to persons owning 5% or more of the Company’s Common Stock, the Company has relied on documents filed with the Securities and Exchange Commission indicating holdings which are current through approximately April 1, 2004. Unless otherwise indicated in the footnotes to this table, the address of each beneficial owner is c/o of Viisage Technology, Inc., 296 Concord Road, Third Floor, Billerica, MA 01821.

Name of Beneficial Owner	Shares Beneficially Owned(1)	Percent
Beneficial Owners of 5% or more
Joanna T. Lau(2)	6,297,005	17.6%
Lau Technologies	6,086,267	17.1%
Seligman Communications and Information Fund, Inc.(3)	1,787,378	5.0%
Directors and Executive Officers
Denis K. Berube(4)	6,297,005	17.6%
B.G. Beck(5)	5,860,000	16.4%
Harriet Mouchly-Weiss(6)	137,691	*
Charles E. Levine(7)	144,181	*
Peter Nessen(8)	87,827	*
Paul T. Principato(9)	108,855	*
Thomas J. Reilly(10)	118,073	*
Bernard C. Bailey(11)	125,000	*
Iftikhar Ahmad(12)	177,406	*
James P. Ebzery(13)	66,666	*
William K. Aulet(14)	66,666	*
John J. Dillon(15)	25,000	*
All directors, nominees and named executive officers as a group
(12 persons)(16)	13,214,370	36.1%

*	Indicates holdings of less than one percent of the 35,625,176 shares issued and outstanding as of April 1, 2004.
(1)	Unless otherwise noted, and subject to applicable community property laws, each person identified possesses sole voting and investment power over the shares beneficially owned by such person.
(2)	The address of Ms. Lau and Lau Technologies is c/o Lau Technologies, 30 Monument Square, Suite 220, Concord, Massachusetts 01742. Includes 6,086,267 shares held by Lau Technologies. Ms. Lau owns approximately 56% of the outstanding capital stock of Lau Technologies. Also includes 1,000 shares owned directly by Ms. Lau, 90,496 shares issuable to Denis K. Berube, the spouse of Ms. Lau, pursuant to stock options exercisable within 60 days of April 1, 2004, and 119,242 shares owned by Mr. Berube directly. Ms. Lau disclaims beneficial ownership of the 90,496 shares issuable to Mr. Berube and the 119,242 shares owned by Mr. Berube.
(3)	The address of Seligman Communications and Information Fund, Inc. is c/o J. & W. Seligman & Co. Incorporated, 100 Park Avenue, New York, NY 10017.
(4)	Includes 6,086,267 shares held by Lau Technologies. Mr. Berube’s spouse, Joanna Lau, owns approximately 56% of the outstanding capital stock of Lau Technologies. Also includes 1,000 shares owned directly by Ms. Lau, 90,496 shares issuable to Mr. Berube pursuant to stock options exercisable within 60 days of April 1, 2004, and 119,242 shares owned by Mr. Berube directly. Mr. Berube disclaims beneficial ownership of the 6.086,267 shares held by Lau Technologies and the 1,000 shares held by Ms. Lau.

(5)	Consists of 10,000 shares issuable pursuant to stock options exercisable within 60 days of April 1, 2004 and 5,850,000 shares owned directly by Mr. Beck.
(6)	Consists of 80,497 shares issuable pursuant to stock options exercisable within 60 days of April 1, 2004 and 57,194 shares owned directly by Ms. Mouchly-Weiss.
(7)	Consists of 79,136 shares issuable pursuant to stock options exercisable within 60 days of April 1, 2004 and 65,045 shares owned directly by Mr. Levine.
(8)	Consists of 55,000 shares issuable pursuant to stock options exercisable within 60 days of April 1, 2004 and 32,827 shares owned directly by Mr. Nessen.
(9)	Consists of 72,167 shares issuable pursuant to stock options exercisable within 60 days of April 1, 2004 and 36,688 shares owned directly by Mr. Principato.
(10)	Consists of 90,496 shares issuable pursuant to stock options exercisable within 60 days of April 1, 2004 and 27,577 shares owned directly by Mr. Reilly.
(11)	Consists of 125,000 shares issuable pursuant to stock options exercisable within 60 days of April 1, 2004.
(12)	Consists of 171,727 shares issuable pursuant to stock options exercisable within 60 days of April 1, 2004 and 5,679 shares owned directly by Mr. Ahmad.
(13)	Consists of 66,666 shares issuable pursuant to stock options exercisable within 60 days of April 1, 2004.
(14)	Consists of 66,666 shares issuable pursuant to stock options exercisable within 60 days of April 1, 2004.
(15)	Consists of 25,000 shares issuable pursuant to stock options exercisable within 60 days of April 1, 2004.
(16)	Consists of 932,851 shares issuable pursuant to stock options exercisable within 60 days of April 1, 2004 and 12,281,519 shares owned directly by the executive officers and directors as a group.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below sets forth summary information concerning the compensation awarded to our Chief Executive Officer and our four other most highly compensated executive officers who were serving as executive officers as of December 31, 2003. The individuals listed below are referred to in this proxy statement as our “named executive officers”.

Name and Principal Position	Year Ended 12/31	Annual Compensation				Securities Underlying Options(2)	All Other Compensation(3)
		Salary		Bonus(1)
Bernard C. Bailey, President and Chief Executive Officer(4)	2003 2002 2001	$ $	300,000 101,538 —	$ $	135,000 135,000 —	— 720,000 —	$ $	17,721 1,350 —

Iftikhar A. Ahmad, Senior Vice President of General Manager, Secure Credentials	2003 2002 2001	$ $ $	175,000 172,885 165,000	$ $ $	25,000 32,000 75,000	— 60,000 50,000	$ $ $	2,625 3,073 3,600

William K. Aulet, Senior Vice President and Chief Financial Officer(5)	2003 2002 2001		$151,442 — —		$20,000 — —	15,000 — —		$4,504 — —

James P. Ebzery, Senior Vice President, Sales and Services(6)	2003 2002 2001	$ $	215,000 25,635 —		$60,000 — —	— 200,000 —		$6,332 — —

John J. Dillon, Senior Vice President, Government Solutions(7)	2003 2002 2001		$161,539 — —		$67,000 — —	75,000 — —		— — —

(1)	The Company currently maintains an Executive Incentive Compensation Plan for its executive officers and other key employees of the Company to motivate members of the Company’s executive team. Each participant in the Executive Incentive Compensation Plan may receive a percentage of his or her base salary based upon the Company’s and each participant’s individual performance, as determined by success in meeting established goals approved by the Chief Executive Officer, for individual goals, or the Board of Directors, for Company goals. The Compensation Committee administers the plan.
(2)	Options were granted under the Management Plan.
(3)	Amounts include 2003 401(k) plan match of $6,000 for Mr. Bailey, $4,543 for Mr. Aulet, $2,625 for Mr. Ahmad, and $5,572 for Mr. Ebzery. The Company participates in the Lau 401(k) plan and pays its proportionate share of plan expenses based on the number of participants. The plan permits pre-tax contributions by participants of up to 15% of base compensation or the statutory limit. The Company may make discretionary contributions to the plan, subject to certain limits. Participants are fully vested in their contributions and vest 20% per year in employer contributions.
(4)	Mr. Bailey was hired in 2002.
(5)	Mr. Aulet was hired in 2003.
(6)	Mr. Ebzery was hired in 2002.
(7)	Mr. Dillon was hired in 2003.

Stock Options Granted During 2003

The following table sets forth information concerning individual grants of stock options made during 2003 to the Company’s named executive officers.

Name	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in Year	Exercise Price ($/ share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
					5%	10%
William K. Aulet	200,000	19.90%	$4.35	2/12/13	$490,903	$1,215,605
John J. Dillon	75,000	7.5%	$4.08	2/21/13	$192,442	$487,685

(1)	Options were granted under the Management Plan. Total of options granted does not include shares purchased pursuant to the Employee Stock Purchase Plan. All options listed vest in equal installments on the first, second and third anniversaries of the grant date.
(2)	In accordance with SEC rules, we have based our calculation of the potential realizable value on the term of the option at its time of grant, and we have assumed that:
•	The fair market value on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option; and
•	The option is exercised and sold on the last day of its term for the appreciated stock price.

These amounts are based on 5% and 10% assumed rates of appreciation and do not represent our estimate of future stock prices. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Common Stock.

Year End Option Values

The following table sets forth information concerning outstanding stock options held at the end of 2003 by the Company’s named executive officers.

Name	Number of Securities Underlying Unexercised Options at 12/31/03 Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at 12/31/03 Exercisable/ Unexercisable(1)
Bernard C. Bailey	125,000/595,000	$31,250/$148,750
Iftikhar A. Ahmad	122,560/ 89,742	$66,897/$36,735
William K. Aulet	—/200,000	— / —
James P. Ebzery	66,666/133,334	— / —
John J. Dillon	—/ 75,000	— / —

(1)	Based on the difference between the exercise price of the option and $3.60 which was the closing price of the Company’s Common Stock on December 31, 2003 on the Nasdaq National Market.

Employment Agreements

In June 2002, the Company entered into a letter agreement with Bernard C. Bailey pursuant to which the Company offered Mr. Bailey the position of Chief Executive Officer of the Company, with Mr. Bailey’s employment to commence on or before September 3, 2002. The agreement provides that the Company will pay Mr. Bailey an annual salary of $300,000 and a signing bonus of $85,000. Mr. Bailey is also eligible to receive a performance-based cash bonus. Additionally, the agreement provides that the Company will pay Mr. Bailey severance equal to twelve months’ salary if the Company terminates his employment without cause, provided that the severance payments would be reduced or eliminated if Mr. Bailey begins employment elsewhere during the twelve month severance period. Pursuant to the agreement, during the time of his employment with the

Company and for a period of two years after his employment, Mr. Bailey cannot engage in any business that competes with the Company’s business, and he cannot solicit any of the Company’s employees. In addition, Mr. Bailey is required to maintain the confidentiality of the Company’s business information.

On August 14, 2002, Mr. Bailey was issued an option to purchase 720,000 shares of Common Stock with an exercise price of $3.35 per share, of which 125,000 options vest and become exercisable on January 1, 2003, 2004 and 2005 and the balance vest as the market capitalization of the Company reaches amounts between $400 million and $1 billion, provided he is employed by the Company on the vesting date. The vesting of Mr. Bailey’s options will be accelerated if there is a change in control of the Company and the options fully vest if he is employed by the Company on May 14, 2012.

In October 2002, the Company entered into a letter agreement with James Ebzery pursuant to which the Company offered Mr. Ebzery the position of Senior Vice President, Sales and Marketing. In December 2002, the Company entered into similar letter agreements with each of William Aulet, pursuant to which the Company offered Mr. Aulet the position of Senior Vice President and Chief Financial Officer, and Jack Dillon, pursuant to which the Company offered Mr. Dillon the position of Senior Vice President, Government Solutions. The agreements provide that the Company will pay Mr. Ebzery, Mr. Aulet and Mr. Dillon annual base salaries of $215,000, $175,000 and $200,000, respectively, subject to annual review by the Compensation Committee, and that each is eligible to receive a performance-based cash bonus.

In addition, during each of the executive’s employment with the Company and for a period of two years after the termination of the executive’s employment, each of the executives is restricted from engaging in any business that competes with the Company’s business and from soliciting any employees of the Company. The executives also have agreed to maintain the confidentiality of the Company’s business information.

The agreements further provide that Mr. Ebzery and Mr. Aulet will each receive an option under the Management Plan to purchase 200,000 shares of Common Stock with exercise prices of $4.04 and $4.35, respectively. Mr. Dillon will receive an option under the Management Plan to purchase 75,000 shares of Common Stock with an exercise price of $4.08 per share. Each of the options vests in equal annual installments over three years, provided that vesting will be accelerated if there is a change in control of the Company. Additionally, the agreements provide that the Company will pay each of Mr. Ebzery, Mr. Aulet and Mr. Dillon severance equal to six months’ salary if:

•	the Company terminates the executive’s employment other than for cause; or

•	the executive resigns from the Company under circumstances in which the Company has failed to continue his employment in a position of Senior Vice President in the case of Mr. Ebzery or Mr. Dillon, or in a position of Vice President in the case of Mr. Aulet, has reduced the executive’s compensation in bad faith or has changed the executive’s job location by more than 50 miles.

Board Compensation Committee Report on Executive Compensation.

The Compensation Committee of the Company’s Board of Directors (the “Committee”) is responsible for establishing and managing compensation policies for the Company’s executive officers and for making decisions about awards under certain of the Company’s stock-based compensation plans in satisfaction of Exchange Act Rule 16b-3. Each Committee member is an outside director within the meaning of Rule 16(b) of the Exchange Act and section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). This report outlines the Company’s compensation policies for the Chief Executive Officer and executive officers other than the Chief Executive Officer (collectively, the “executive officers”).

The Committee’s compensation policies provide compensation opportunities that are comparable to those for similarly situated executives in comparable companies. These compensation policies are designed to reward executives based on their contributions to the Company’s success with respect to shareholder value creation and to ensure the Company’s ability to attract and retain qualified executives. The principal elements of compensation employed by the Committee to meet these objectives are base salaries, cash bonus opportunities, and stock options. In making its decisions, the Committee uses the services of an outside compensation consultant as needed.

Base Salary

In determining the base salary of the executive officers, the Committee considers a range of factors it believes to be relevant, including the Company’s pay levels relative to competitive norms. External comparisons are made to data drawn from a number of sources, including the publicly available disclosures of selected peer companies and national compensation surveys of technology companies of similar size and complexity. The Committee also considers the Company’s achievements over the past year, the individual’s contributions to the Company’s success, the roles and responsibilities of each executive and the internal equity of pay relationships.

Cash Bonus Plan

The Committee manages an Executive Incentive Compensation Plan, described in the section titled “Executive Compensation” above. All executive officers are eligible to participate in this plan. Under this plan, in 2003 individual compensation awards were linked to the achievement of predetermined corporate financial goals such as operating results, backlog growth and year-end cash levels, as well as individual objectives.

Stock Options

Options granted in 2003 to executive officers under the Management Plan have an exercise price equal to the fair market value of the stock on the date of the grant, implying that no compensation can be earned under this element unless shareholder value is created. Vesting requirements are linked to an extended service requirement. In determining the magnitude of the awards, the Committee considers competitive norms, and the roles, responsibilities, and prior performance of the individual. All executive officers, including the Chief Executive Officer, are eligible to participate in this option plan.

Chief Executive Officer

The compensation of the Chief Executive Officer was determined in the same manner as that of other executive officers. The Chief Executive Officer’s cash bonus level was based 50% on the achievement of the corporate financial goals referred to above and 50% on a subjective assessment of his overall performance for the year.

Deductibility of Compensation under Section 162(m)

The Committee does not expect cash compensation for any executive officer to exceed $1 million in 2004. Accordingly, the Committee does not have a policy to ensure deductibility of such compensation under Section 162(m) of the Code. The 1996 Management Stock Option Plan contains an individual grant limit for purposes of ensuring deductibility of stock option compensation under Section 162(m).

Compensation for 2003 generally reflects levels required to retain executives. Following its annual review of compensation after the close of 2002, the Committee made adjustments in executive officers’ salaries to reflect competitive norms.

All material recommendations of the Compensation Committee during 2003 were approved by the Board of Directors.

COMPENSATION COMMITTEE

Thomas J. Reilly, Chairman

Harriet Mouchly-Weiss

Peter Nessen

Board Audit Committee Report

The Company’s Audit Committee has the responsibilities and powers set forth in its written charter which include overseeing the Company’s accounting, financial reporting, data processing, regulatory, and internal control environments. The Audit Committee also selects and engages the Company’s independent accountants. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The primary duties and responsibilities of the Audit Committee are to:

•	select and engage the Company’s independent accountants;

•	serve as an independent and objective body to monitor the Company’s financial reporting process and internal control systems;

•	review and approve the scope of the annual audit and non-audit services to be performed by the independent accountants and the independent accountants’ audit and non-audit fees;

•	review and appraise the audit efforts of the Company’s independent accountants;

•	evaluate the Company’s financial reporting and compliance with laws and regulations;

•	oversee management’s establishment and enforcement of financial policies;

•	recommend to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for filing with the Securities and Exchange Commission; and

•	provide an open avenue of communication among the independent accountants, financial and senior management and the Board.

The Audit Committee has:

•	reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2003 with the Company’s management and the independent accountants, including a discussion of the quality and effect of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

•	discussed the matters required by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), with the independent accountants;

•	met with the independent accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting; and

•	considered whether the provision of services represented under the heading “All Other Fees” set forth on page 12 is compatible with maintaining BDO Seidman’s independence.

The Audit Committee also has received the written disclosures and the letter from the Company’s independent accountants required by Independence Standards Board Standard No. 1 (entitled “Independence Discussions with Audit Committees”), has discussed the independence of the independent accountants and considered whether the provision of non-audit services by the independent accountants is compatible with maintaining the independence, and has satisfied itself as to the independence of the independent accountants.

Based on the review and discussions described above, the Audit Committee has recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Audit Committee also has recommended, subject to stockholder approval, the selection of BDO Seidman as our independent accountants for the fiscal year ending December 31, 2004.

AUDIT COMMITTEE

Peter Nessen, Chairman

Thomas J. Reilly

Harriet Mouchly-Weiss

STOCK PERFORMANCE GRAPH

Stock Performance Graph

The following performance graph assumes an investment of $100 on December 31, 1998 and compares the change to December 31, 2003 in the market price of the Company’s Common Stock with two broad market indexes, the Nasdaq Composite and the Russell 2000. The Company paid no dividends during the periods shown, whereas the performance of the indices is shown on a total return, dividend reinvestment basis. The graph lines merely connect the prices on the dates indicated and do not reflect fluctuations between those dates.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Prior to its incorporation in Delaware on May 23, 1996 and its November 1996 initial public offering, the Company operated as the Viisage Technology Division of Lau. On November 6, 1996, Lau transferred substantially all of the assets and liabilities of its Viisage Technology Division to Viisage in exchange for shares of Viisage Common Stock. As of April 1, 2004, Lau directly owned approximately 17.1% of the issued and outstanding Viisage Common Stock.

On January 10, 2002, Viisage acquired the assets of Lau Security Systems, a division of Lau, including all of its intellectual property, contracts and distribution channels. As a result of this transaction, certain obligations on the part of Viisage to license intellectual property to Lau were terminated. The Company assumed certain liabilities related to the acquired business and will pay Lau a royalty of 3.1% of facial recognition revenues over the next twelve and a half years, up to a maximum of $27.5 million.

Pursuant to the asset sale described above, the Company has terminated all license agreements with Lau, except to the extent that Lau has agreed to enter into sub-licensing arrangements with the Company with respect to certain technology that Lau is holding on the Company’s behalf.

On January 23, 2004, Viisage acquired all of the outstanding share capital of ZN Vision Technologies AG (“ZN”). On April 6, 2004, the Board of Directors appointed Christoph von der Malsburg to the Board. Dr. von der Malsburg is a former shareholder of ZN and, in connection with the ZN acquisition, was issued 949,325 shares of Viisage common stock in exchange for his shares of ZN.

On February 14, 2004, Viisage acquired all of the outstanding capital stock of Trans Digital Technologies Corporation (“TDT”). Upon the closing of this transaction, Mr. B.G. Beck, the former President and Chief Executive Officer of TDT, became the beneficial owner of more than 5% of the Company’s outstanding common stock and was appointed to our Board of Directors. In connection with the acquisition, Viisage issued a promissory note payable to Mr. Beck in the principal amount of $15,300,000. The note bears interest at a rate of 8.5% per year and is payable in equal installments of principal and interest on December 1, 2004, May 1, 2005 and December 1, 2005. The note is secured by certain assets of TDT.

Consulting Agreements

In connection with the purchase of the business of Lau Security Systems, the Company entered into consulting agreements with Denis K. Berube, Executive Vice President and Chief Operating Officer of Lau and Chairman of the Board of the Company, and Joanna Lau, President and Chief Executive Officer of Lau and the beneficial owner of more than 5% of the Company’s outstanding stock. Under the consulting agreements, each of Mr. Berube and Ms. Lau will receive annual compensation of $125,000. Each agreement terminates at the earlier of the tenth anniversary or the commencement of the consultant’s full-time employment elsewhere.

In connection with the acquisition of Trans Digital Technologies Corporation (“TDT”), Viisage entered into a consulting agreement with B.G. Beck, the former President and Chief Executive Officer of TDT. Immediately upon the completion of the acquisition, Mr. Beck was appointed to our Board of Directors. Mr. Beck is the beneficial owner of more than 5% of the Company’s outstanding stock. Under the consulting agreement, Mr. Beck receives annual compensation of $300,000. The consulting agreement terminates on February 14, 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and persons who own more than ten percent of a registered class of the Company’s equity securities (“Reporting Persons”) to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and The Nasdaq National Market (“Nasdaq”). These Reporting Persons are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file with the SEC and Nasdaq. The Company believes that all Reporting Persons have complied with all filing requirements applicable to them with respect to transactions during fiscal years 2002 and 2003, with the following exceptions. A Form 5 was filed by Iftikhar A. Ahmad on January 22, 2004 to report shares purchased under Viisage’s Employee Stock Purchase Plan on June 30, 2002, December 31, 2002, June 30, 2003 and December 31, 2003. A late Form 3 was filed by each of James P. Ebzery and John J. Dillon on January 22, 2004 to report their initial ownership of Viisage securities as of November 1, 2002 and February 24, 2003, respectively. A Form 5 was filed by Lau Technologies on February 12, 2004 to report sales of Viisage common stock on January 31, 2003, March 31, 2003, May 31, 2003, June 30, 2003, July 31, 2003 and October 31, 2003. A Form 5 was filed by Paul T. Principato on January 22, 2004 to report a sale of Viisage common stock on December 10, 2002.

SHAREHOLDER PROPOSALS

Shareholders may submit proposals on matters appropriate for shareholder action at subsequent annual meetings of shareholders consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. For such proposals to be considered for inclusion in the Proxy Statement and Proxy relating to the 2005 Annual Meeting of Shareholders, such proposals must be received by the Company for inclusion in the Company’s Proxy Statement and proxy card relating to that meeting no later than December 16, 2004.

Pursuant to Rule 14a-4(c) of the Exchange Act, if a shareholder who intends to present a proposal at the 2005 Annual Meeting of Shareholders does not notify the Company of such proposal on or prior to March 1, 2005, then management proxies would be allowed to use their discretionary voting authority to vote on the proposal when the proposal is raised at the Annual Meeting, even though there is no discussion of the proposal in the 2005 Proxy Statement.

SOLICITATION EXPENSES

The Company will bear the cost of this solicitation. Solicitation will be made primarily by mail, but directors, officers, and employees of the Company may solicit proxies in person or by telephone or telecopy. The Company will request brokers, nominees, custodians, and fiduciaries to forward solicitation materials to obtain voting instructions from beneficial owners and will reimburse such parties for their reasonable expenses in connection therewith. In addition, the Company retains EquiServe Trust Company N.A. as its transfer agent, which assists in the distribution of proxies.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement has been specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled “Board Compensation Committee Report on Executive Compensation,” “Board Audit Committee Report” and “Performance Graph” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing. In addition, such sections of this Proxy Statement shall not be deemed to be “soliciting material.”

OTHER DOCUMENTS

Upon written request by anyone who is a shareholder as of the record date, the Company will furnish, without charge, a copy of its Annual Report on Form 10-K. Such written request should be sent to the attention of the Controller, Viisage Technology, Inc., 296 Concord Road, Third Floor, Billerica, MA 01821.

OTHER BUSINESS

The Board of Directors does not know of any matters which will be brought before the Meeting other than those matters specifically set forth in the Notice of the 2004 Annual Meeting of Shareholders. However, if any other matter properly comes before the Meeting, it is intended that the persons named in the enclosed proxy card, or their substitutes acting thereunder, will vote on such matter in accordance with their best judgment.

APPENDIX A

VIISAGE TECHNOLOGY, INC.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

PURPOSE

The Nominating and Corporate Governance Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Viisage Technology, Inc. (the “Company”) to:

1.	assist the Board by identifying the individuals qualified to become Board members, and recommend to the Board the director nominees for the each annual meeting of shareholders;

2.	develop and recommend to the Board the corporate governance guidelines (“Corporate Governance Guidelines”) applicable to Viisage;

3.	assist the Board in its annual review of the Board’s performance; and

4.	recommend to the Board director nominees for each committee.

MEMBERSHIP

The Committee will consist of at least three directors, all of whom satisfy the definition of “independent” under the listing standards of The Nasdaq Stock Market. The members of the Committee and the Chair of the Committee shall be appointed by the Board and may be removed by the Board in its discretion.

MEETINGS

The Committee will meet at least annually, or more frequently as circumstances dictate. The Committee will meet at least once prior to the time when nominees for the Board are to be determined for inclusion in the proxy statement for the company’s annual meeting of shareholders. The Committee shall maintain written minutes of its meetings, which minutes will be filed in the corporate minute book. The Committee may meet by telephone or video conference and may take action by written consent. One-third of the members of the Committee, but not fewer than two, will constitute a quorum at each meeting of the Committee. The Committee shall have the discretion to invite non-members, such as other members of the Board or advisors, to attend its meetings in a non-voting capacity.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

1.	The Committee will have the sole authority to retain and terminate any search firm to be used to identify director candidates and will have sole authority to approve the search firm’s fees and other retention terms. The Committee will also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be privileged communications of the Company, and the Committee will take necessary steps to preserve the privileged nature of those communications.

2.	The Committee will assess the need for new directors of the Company on an ongoing basis, including identifying any specific needs in terms of industry or professional background, or independence standards, for nominees. The Committee will identify possible nominees who meet specified objectives in terms of the composition of the Board, taking into account such factors as geographic, occupational, gender, race and age diversity. A description of the Committee’s process for identifying and evaluating director nominees (including candidates recommended by shareholders) is attached hereto as Exhibit A. In evaluating candidates for nomination, the Committee will consider, at a minimum, the factors listed on Exhibit B hereto.

3.	As part of its director selection process, the Committee considers candidates from many sources, including nominees proposed by shareholders of the Company provided that the procedures set out in the Company’s By-Laws are followed. Shareholder nominations should be accompanied by appropriate biographical background information about the candidate to permit the Governance Committee to make an informed evaluation of the candidate’s qualifications. Shareholders wishing to nominate a director candidate may do so by sending the candidate’s name, biographical information and qualifications to the Chair of the Nominating and Corporate Governance Committee care of Viisage Technology, Inc., 30 Porter Road, Littleton, MA 01460.

4.	The Committee will recommend to the Board the director nominees for each annual meeting of shareholders and the director to serve as Chairperson of the Board. The Committee will also recommend to the Board director nominees and the Chairperson for each committee of the Board.

5.	The Committee will receive comments from all directors and report annually to the Board with an assessment of the Board’s performance, to be discussed with the full Board following the end of each fiscal year. The committee will lead the evaluation of Board members by examining such factors as experience, business judgment, integrity, time and commitment, shareholdings, teamwork and independence.

6.	The Committee will oversee the evaluation of the Company’s management for the purpose of ensuring that such evaluation occurs and is reasonable.

7.	The Committee will review and reassess the adequacy of the Company’s Corporate Governance Guidelines and recommend any proposed changes to the Board for approval. The Committee will perform the duties and functions set forth in the Corporate Governance Guidelines.

8.	The Committee may form and delegate authority to subcommittees when appropriate.

9.	The Committee will make regular reports to the Board.

10.	The Committee will review and reassess the adequacy of this Charter on a periodic basis and recommend any proposed changes to the Board for approval.

11.	The Committee will annually review its own performance.

Exhibit A

VIISAGE TECHNOLOGY, INC.

Board of Directors Nomination Process

I.    New Board Candidates

In the event that the Chairman, the Nominating and Corporate Governance Committee (the “Committee”), or other member of the Board of Directors identifies a need to add a new Board member or to fill a vacancy on the Board, the Committee will identify and evaluate prospective candidates, and recommend to the Board its candidate(s) for Board membership. After seeking input from other Board members, the Chair of the Committee will compile a list of potential candidates. If the Committee deems appropriate, it may also engage a professional search firm.

Members of the Committee shall interview the prospective candidate(s). The Committee shall consider the candidate with respect to the Criteria for Nomination to the Board and discuss the candidate’s qualifications. The Committee shall approve and recommend to the Board of Directors the final candidate(s) for Board membership. If approved by the Board of Directors, a member of the Committee, acting on behalf of the full Board of Directors, will typically extend the formal invitation to the candidate to become a Director.

II.    Incumbent Directors

For each incumbent director, the Committee will review the director’s overall service to the Company during his or her term, including the number of meetings attended, level of participation, and quality of performance during his or her term. The Committee will also consider the director’s compliance with the Criteria for Nomination to the Board. Finally, the Committee will consider the overall composition and size of the Board of Directors. Based on these and other appropriate considerations, the Committee will determine whether to recommend to the Board of Directors that the incumbent director be nominated for re-election.

III.    Shareholder Nominations of Directors

The Committee will consider director candidates recommended by shareholders provided that the procedures set forth in the Company’s By-Laws are followed. Shareholder nominations should be accompanied by appropriate biographical background information about the candidate to permit the Committee to make an informed evaluation of the candidate’s qualifications. The Committee does not intend to alter the manner in which it evaluates candidates or the Criteria for Nomination to the Board, based on whether or not the candidate was recommended by a shareholder.

Exhibit B

VIISAGE TECHNOLOGY, INC.

Criteria for Nomination to the Board of Directors

The Nominating and Corporate Governance Committee will consider, at a minimum, the following factors in recommending to the Board of Directors potential new directors, or the continued service of incumbent directors:

1.	The candidate’s demonstrated character and integrity.

2.	The candidate’s relevant expertise and experience, including leadership qualities and experience, high-level managerial experience in a relatively complex organization or experience dealing with complex problems.

3.	The candidate’s ability to provide advice and practical guidance based on his or her experience and expertise.

4.	Whether the candidate meets the criteria for independence as established by the Securities and Exchange Commission and the listing standards of the Nasdaq Stock Market. The Board of Directors must be comprised of at least a majority of independent directors.

5.	Whether the candidate would be considered an “audit committee financial expert” or “financially literate” according to the criteria established by the Securities and Exchange Commission and the listing standards of The Nasdaq National Market.

6.	The candidate’s ability to exercise sound and independent business judgment and commitment to shareholder value.

7.	The candidate’s ability to devote sufficient time to Board activities and towards the fulfillment of his or her responsibilities to the Company. A candidate’s service on other boards of public companies must not interfere with his or her ability to effectively serve on the Board.

8.	Whether the candidate assists in achieving a mix of Board members that represents a diversity of background and professional experience, including with respect to ethnic background, age and gender.

The Nominating and Corporate Governance Committee does not assign specific weights to, and a potential or incumbent director will not necessarily satisfy all of, the foregoing criteria.

APPENDIX B

VIISAGE TECHNOLOGY, INC.

SECOND AMENDED AND RESTATED

1996 MANAGEMENT STOCK OPTION PLAN

Section 1 — Purpose

The Purpose of this Second Amended and Restated 1996 Management Stock Option Plan (this “Plan”) is to advance the interest of Viisage Technology, Inc. (the “Company”), a Delaware corporation, by providing an opportunity to selected officers and employees of the Company to purchase common stock of the Company. By encouraging such stock ownership, the Company and its parent seek to attract, retain and motivate officers and employees. It is intended that this purpose will be effected by issuance of nonqualified stock options (“nonqualified options”) and incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) (“incentive options”).

Section 2 — Effective Date

The Plan shall be effective as of May 8, 2001, the date as of which it was adopted by the stockholders of the Company (the “Effective Date”). On July 21, 1997, the Board voted to amend the Plan, subject to shareholder approval, to authorize an additional 701,000 shares under the Plan to increase the number of shares available under the Plan to 2,057,100 shares. On January 26, 2000, the Board voted to further amend the Plan, subject to shareholder approval, to authorize an additional 750,000 shares under the Plan to increase the number of shares available under the Plan to 2,807,100 shares. On March 20, 2001, the Board voted to further amend the Plan, subject to shareholder approval, to authorize an additional 1,000,000 shares under the Plan to increase the number of shares available under the Plan to 3,807,100 shares

Section 3 — Stock Subject to the Plan

Options issued under this Plan shall be exercisable for the Company’s common stock. The number of shares that may be issued under this Plan shall not exceed in the aggregate three million eight hundred seven thousand one hundred (3,807,100) shares of the common stock, $.001 par value, of the Company (the “Shares”), subject to adjustment as provided in Sections 9 and 10 below. Any Shares subject to an option which for any reason expires or is terminated as to such Shares may again be the subject of an option under this Plan. In addition, any Shares purchased by an optionee upon exercise of an option under this Plan that are subsequently repurchased by the Company pursuant to the terms of such option, and Shares tendered as payment for Shares upon exercise of an option under this Plan, may again be the subject of an option under the Plan. The Shares delivered upon exercise of options under this Plan may, in whole or in part, be either authorized but unissued Shares or issued Shares reacquired by the Company.

Section 4 — Administration

This Plan shall be administered by a committee of two or more non-employee members of the Board of Directors of the Company appointed by the Board (the “Committee”), each of whom meets any applicable requirements under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision, as applicable to the Company at the time (“Rule 16b-3”). Subject to the provisions of the Plan, the Committee shall have full power to construe and interpret the Plan and to establish, amend and rescind rules and regulations for its administration. Any decisions made with respect thereto shall be final and binding on the Company, the optionee and all other persons. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

Section 5 — Eligible Participants

Incentive options may be issued to such management employees of the Company as are selected by the Committee. Nonqualified options may be issued to such officers or management employees of the Company as are selected by the Committee. Options under this Plan may not be issued to members of the Board of Directors of the Company. No employee may be granted options to acquire, in the aggregate, more than 1,337,000 Shares under the Plan (subject to adjustment as provided in Sections 9 and 10 below) during any fiscal year of the Company. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by the Company, the Shares subject to such option shall be included in the determination of the aggregate number of Shares deemed to have been granted to such employee under the Plan.

Section 6 — Duration of the Plan

This Plan shall remain in effect indefinitely, unless terminated earlier pursuant to Paragraph 14 hereof, provided no incentive options may be issued after the tenth anniversary of the Effective Date. Options that are issued on or before the date of this Plan’s termination shall remain exercisable in accordance with their respective terms after the termination of the Plan.

Section 7 — Restriction on Incentive Options

Incentive options (but not nonqualified options) issued under this Plan shall be subject to the following restrictions:

(a) Limitation on Number of Shares. To the extent that the aggregate fair market value, determined as of the date the incentive option is issued, of the Shares with respect to which incentive options are exercisable for the first time by an employee during any calendar year exceeds $100,000 (the “$100,000 limitation”), the portion of such option which is exercisable in excess of such $100,000 limitation shall be treated as a nonqualified option. In the event that an employee is eligible to participate in any other incentive stock option plan of the Company intended to comply with the provisions of Section 422 of the Code, the $100,000 limitation shall apply to the aggregate number of Shares for which incentive stock options may be issued under all such plans.

(b) 10% Stockholder. If any employee to whom an incentive option is issued pursuant to the provisions of the Plan is on the date of issuance the owner of stock (as determined under Section 424 (d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, then the following special provisions shall be applicable to the incentive option issued to such individual:

(i) The option price per share subject to such incentive option shall not be less than 110% of the fair market value of one share on the date of issuance; and

(ii) The incentive option shall not have a term in excess of five (5) years from the date of issuance.

Section 8 — Terms and Conditions of Options

Options issued under this Plan shall be evidenced by written instruments in such form not inconsistent with this Plan as the Committee shall approve from time to time, which instruments shall evidence the following terms and conditions, and such other terms and conditions (which need not be the same in different options) not inconsistent with the Plan as the Committee may approve from time to time:

(a) Price. Subject to the conditions on incentive options in paragraph 7(b), if applicable, the purchase price per share of stock payable upon the exercise of each incentive option issued hereunder shall be not less than one hundred percent of the fair market value of the stock on the day the option is issued. The purchase price per Share of stock payable upon exercise of each nonqualified option issued hereunder shall be determined by the

Committee. Fair market value shall be determined in accordance with procedures to be established in good faith by the Committee and, with respect to incentive options, conforming to regulations issued by the Internal Revenue Service with regard to incentive stock options.

(b) Number of Shares. Each option agreement shall specify the number of Shares to which it pertains.

(c) Exercise of Options. Subject to the conditions on incentive options in subparagraph (b)(ii) of Paragraph 7, if applicable, each option shall be exercisable for the full amount or for any part thereof and at such intervals or in such installments, with acceleration based on such events, as the Committee may determine at the time it issues such option, provided that no incentive option shall be exercisable with respect to any Shares later than ten (10) years after the date of the issuance of such option.

(d) Notice of Exercise and Payment. An option shall be exercisable only by delivery of a written notice to the Company’s Treasurer or any other officer of the Company designated by the Committee to accept such notices on its behalf, specifying the number of Shares for which it is exercised. If said Shares are not at that time effectively registered under the Securities Act of 1933, as amended, the optionee shall include with such notice a letter, in form and substance satisfactory to the Company, confirming that the Shares are being purchased for the optionee’s own account for investment and not with a view to distribution. Payment shall be made in full at the time the option is exercised. Payment shall be made by (i) cash; (ii) by check; (iii) if permitted by vote of the Committee and stated in the Option agreement, subject to Section 13(c) below, by delivery and assignment to the Company of Shares previously owned by the optionee for more than six months and having a value equal to the Option price; (iv) if permitted by vote of the Committee and stated in the Option agreement (and if permitted by applicable law), through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of unrestricted Shares acquired upon exercise to pay for all of the Shares so acquired and any tax withholding obligation resulting from such exercise, and an authorization to the broker or selling agent to pay that amount to the Corporation; or (v) by a combination of (i), (ii), (iii) and (iv). The value of the Company stock for purposes of the foregoing clause (iii) shall be its fair market value as of the date the Option is exercised, as determined in accordance with procedures to be established by the Committee.

(e) Withholding Taxes; Delivery of Shares. The Company’s obligation to deliver Shares upon exercise of an option, in whole or in part, shall be subject to the optionee’s satisfaction of all applicable federal, state and local income and employment act withholding obligations. If permitted by vote of the Committee and stated in the stock option agreement, subject to Section 13(c) below, the optionee may satisfy the obligation, in whole or in part, (i) by electing to have Shares withheld having a value equal to the amount to be so satisfied (but not in an amount exceeding the minimum statutory withholding requirement applicable to such exercise), or (ii) by delivery and assignment to the Company of Shares previously owned by the optionee having a value equal to the amount to be so satisfied (but unless such Shares have been owned by the optionee for more than six months, not in an amount exceeding the minimum statutory withholding requirement applicable to such exercise). The value of Shares to be withheld or assigned shall be determined based on the fair market value of the Shares on the date the amount of tax to be withheld is to be determined.

(f) Termination of Options. Each option shall terminate and may no longer be exercised if the optionee ceases for any reason to perform services as an employee (or in the case of nonqualified options, as an officer or employee), unless otherwise provided in the optionee’s option agreement; provided, however, that no option may be exercised to any extent by anyone after the date of expiration of the option.

(g) Rights as Shareholder. The optionee shall have no rights as a shareholder with respect to any Share covered by this option until the purchase thereof.

(h) Non-Transferability. No option shall be transferable by the optionee otherwise than by will or the laws of descent or distribution, and each option shall be exercisable during the optionee’s lifetime only by the optionee. Notwithstanding the foregoing (but in the case of an optionee that is subject to Section 16 of the Exchange Act, only to the extent consistent with the requirements of Rule 16b-3 or other rules under Section 16 of the Exchange Act, and in the case of an incentive option, only if then permitted for incentive options under the Code and applicable regulations and rulings), such option may be transferred pursuant to an order that would constitute a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder.

(i) Repurchase of Shares by the Company. Any Shares purchased by an optionee upon exercise of an option may in the discretion of the Committee be subject to repurchase by the Company if and to the extent specifically set forth in the option agreement pursuant to which the Shares were purchased.

(j) The instruments evidencing options may be in the form of agreements to be executed by both the optionee and the Company or certificates, letters or similar instruments, which need not be executed by the optionee but acceptance of which will evidence agreement to the terms of the issuance.

Section 9 — Stock Dividends; Stock Splits; Stock Combinations; Recapitalization.

In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company’s capitalization, or other distribution with respect to holders of the Company’s common stock other than normal cash dividends, automatic adjustment shall be made in the number and kind of shares as to which outstanding options or portions thereof then unexercised shall be exercisable and in the available shares set forth in Section 3 hereof, to the end that the proportionate interest of the option holder shall be maintained as before the occurrence of such event. Such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options and with a corresponding adjustment in the option price per share. Automatic adjustment shall also be made in the number and kind of shares subject to options subsequently issued under the Plan.

Section 10 — Merger; Sale of Assets; Dissolution

In the event of a change of the Company’s common stock resulting from a merger or similar reorganization as to which the Company is the surviving corporation, or the formation of a holding company, the number and kind of shares which thereafter may be optioned and sold under the Plan and the number and kind of shares then subject to options issued hereunder or portions thereof then unexercised and the price per share thereof shall be appropriately adjusted by the Committee to prevent substantial dilution or enlargement of the rights available or granted hereunder. If the Company shall be a party to a merger or a similar reorganization after which the Company will not survive, or if there will be a sale of substantially all the common stock of the Company or a sale of all or substantially all of the assets of the Company, the Committee, in its discretion, may declare (a) that all outstanding options issued hereunder are to be terminated after giving at least 30 days’ notice to holders of outstanding options (but if the Committee determines that 30 days’ notice would be disruptive to the reorganization transaction with respect to which such notice is given, then the Committee may give such shorter notice as the circumstances reasonably require, but in no event less than 10 days), (b) that any outstanding option issued hereunder shall pertain to and apply, with appropriate adjustments as determined by the Committee, to the securities of the resulting corporation to which a holder of the number of Shares subject to the option would have been entitled, or (c) that the Company or resulting corporation will purchase all outstanding options issued hereunder from the optionees at a price per Share as to which the option is outstanding, unexercised and vested equal to the difference between the price at which Shares of the Company are to be purchased or exchanged in the transaction and the option price stated in the option agreement.

Section 11 — Certain Definitions

(a) The term “employee” shall have, for purposes of the Plan, the meaning ascribed to it under Section 3401(c) of the Code and the regulations promulgated thereunder.

(b) the term “option”, unless otherwise indicated, means either an incentive option or a nonqualified option.

(c) the term “optionee” means an officer or employee to whom an option is issued under this Plan.

Section 12 — Reload Options

Concurrently with the award of incentive options and nonqualified options under this Plan, the Committee may authorize reload options (“Reload Options”) to purchase the number of Shares which equals, to the extent authorized by the Committee, the number of Shares previously owned by the optionee for more than six months that are delivered and assigned to the Company in payment of the exercise price of such underlying option or in payment of the optionee’s withholding tax obligation arising from the exercise of such underlying option. The issuance of a Reload Option shall become effective upon the exercise of such underlying option. Despite the fact that the underlying option may be an incentive option, a Reload Option is not intended to qualify as an “incentive stock option” under Section 422 of the Code. The instrument evidencing each option under this Plan for which Reload Options have been authorized by the Committee shall state that Reload Options are authorized thereunder, and upon exercise of such underlying option, the Reload Option shall be evidenced by an amendment to the underlying option instrument. The option price per Share deliverable upon the exercise of a Reload Option shall be the fair market value per Share on the date the issuance of the Reload Option becomes effective, as determined by the Committee. Each Reload Option is exercisable six months from the effective date of its issuance. The term of each Reload Option shall be equal to the remaining option term of the underlying incentive option or nonqualified option with respect to which it was issued. No additional Reload Options shall be issued to optionees when options are exercised following termination of the optionee’s employment, except to the extent otherwise provided in an optionee’s option agreement.

Section 13 — Regulatory Compliance and Listing

(a) The issuance or delivery of any Shares subject to exercisable Options hereunder may be postponed by the Committee for such period as may be required to comply with any applicable requirements under the Federal securities laws, any applicable listing requirements of NASDAQ or any national securities exchange or any requirements under any law or regulation applicable to the issuance or delivery of such Shares. The Company shall not be obligated to issue or deliver any such Shares if the issuance or delivery thereof would constitute a violation of any provision of any law or of any applicable regulation of any governmental authority, NASDAQ or any national securities exchange.

(b) Should any provision of this Plan require modification or be unnecessary to comply with the requirements of Section 16 of the Exchange Act and Rule 16b-3, subject, in the case of incentive options, to applicable requirements for incentive options under the Code, the Committee may waive such provision and/or amend this Plan to add to or modify the provisions hereof accordingly.

(c) Any election made by an optionee then subject to Section 16 of the Exchange Act to make payment of any portion of an option price with Shares or to make payment of any portion of a tax withholding obligation with respect to an option exercise with Shares or by withholding of Shares shall be subject to any then-applicable requirements of Rule 16b-3 and other applicable rules under Section 16 of the Exchange Act.

Section 14 — Termination or Amendment of Plan

The Board of Directors shall have the right to amend, modify or terminate the Plan at any time and from time to time; provided, however, that unless required by law, no such amendment or modification shall (a) affect any right or obligation with respect to any option theretofore issued; or (b) if this Plan has been approved by the Company’s stockholders, make any modification or amendment affecting incentive options, for which stockholder approval is required under the Code, unless such amendment or modification affecting incentive options has been approved by the stockholders. In addition, no such amendment or modification shall be made without previous approval by the stockholders where such approval is necessary to satisfy, nor shall any amendment or modification be made at a time when the same would violate, any then-applicable requirements of federal securities laws (including without limitation Rule 16b-3), the Code or rules of NASDAQ or any stock exchange on which the Company’s common stock is listed.

APPENDIX C

VIISAGE TECHNOLOGY, INC.

AMENDED AND RESTATED 1996 DIRECTORS STOCK OPTION PLAN

Section 1 — Purpose

The purpose of this 1996 Directors Stock Option Plan (the “Plan”) is to increase the proprietary interest of non-employee members of the Board of Directors (the “Board”) of Viisage Technology, Inc., a Delaware corporation (the “Company”), in the continued success of the Company, and to provide them with an incentive to continue to serve as directors. All options issued pursuant to the Plan shall be nonstatutory options which are not intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

Section 2 — Effective Date

The Plan became effective as of June 17, 1996, the date as of which it was adopted by the Board of Directors of the Company (the “Effective Date”). On May 12, 1998, the Board voted to amend the Plan to authorize an additional 19,970 shares under the Plan to increase the number of shares available under the Plan from 156,650 shares to 176,620 shares. On May 28, 1999, the Board voted to further amend the Plan to authorize an additional 24,996 shares under the Plan to increase the number of shares available under the Plan from 176,620 shares to 201,616 shares. On January 26, 2000, the Board voted to further amend the Plan, subject to shareholder approval, to authorize an additional 125,000 shares under the Plan to increase the number of shares available under the Plan from 201,616 shares to 326,616 shares.

Section 3 — Stock Subject to the Plan

Options issued under this Plan shall be exercisable for the Company’s common stock. The number of shares that may be issued under this Plan shall not exceed in the aggregate three hundred twenty-six thousand six hundred sixteen (326,616) shares of the common stock, $.001 par value, of the Company (the “Shares”) authorized on the Effective Date, subject to adjustment as provided in Sections 9 and 10 below. Any Shares subject to an option which for any reason expires or is terminated as to such Shares may again be the subject of an option under this Plan. In addition, any Shares purchased by an optionee upon exercise of an option under this Plan that are subsequently repurchased by the Company pursuant to the terms of such option, and Shares tendered as payment for Shares upon exercise of an option under this Plan, may again be the subject of an option under the Plan. The Shares delivered upon exercise of options under this Plan may, in whole or in part, be either authorized but unissued Shares or issued Shares reacquired by the Company.

Section 4 — Administration

This Plan shall be administered by the Board. Subject to the provisions of the Plan, the Board shall have full power to construe and interpret the Plan and to establish, amend and rescind rules and regulations for its administration. Any decisions made with respect thereto shall be final and binding on the Company, the optionee and all other persons. No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan.

Section 5 — Eligible Participants

For so long as Shares are available for issuance pursuant to the provisions of this Plan, individuals who become directors of the Company and who are not employees of the Company (“Non-Employee Directors”) shall be eligible to participate in the Plan. Each Director to whom options are issued hereunder shall be a participant (“Participant”) under the Plan.

Section 6 — Duration of Plan

This Plan shall remain in effect until December 31, 2005, unless terminated earlier pursuant to Paragraph 13 hereof. Options that are issued on or before the date of this Plan’s termination shall remain exercisable in accordance with their respective terms after the termination of the Plan.

Section 7 — Issuance of Options

Options available for issuance under this Plan shall be issued in the discretion of the Board.

Section 8 — Terms and Conditions of Options

Options issued under this Plan shall be evidenced by written instruments in such form not inconsistent with this Plan as the Board shall approve from time to time, which instruments shall evidence the following terms and conditions:

(a) Price. The exercise price of an option issued on or before the date when the Company first shall have effectively registered Shares for public offering under the Securities Act of 1933, as amended, shall be $2.96 per Share, and the exercise price of an option issued after such date shall be 100% of the fair market value per Share on the date the option is issued. For purposes of the foregoing, “fair market value” of a share of stock on any date shall mean the closing price on NASDAQ (or, if the Company’s common stock is not traded on NASDAQ, on the principal exchange on which the Company’s stock then is publicly traded) as of the date of issuance, or if the date of issuance is not a business day, as of the last business day for which prices are available prior to the date of issuance.

(b) Number of Shares. Each option agreement shall specify the number of Shares to which it pertains, pursuant to Section 7.

(c) Vesting. Each option issued under the Plan shall vest and be exercisable in accordance with the schedule determined by the Board and set forth in the written instrument evidencing the Options issued hereunder, subject to adjustment as provided in Section 9 and 10 below. Such schedule may be amended by mutual agreement of the Board and the optionee. In the event that the Participant ceases to be a director of the Company for any reason prior to the time a Participant’s option becomes fully exercisable, the option will terminate with respect to the Shares as to which the option is not then vested and exercisable and all rights of the Participant to such Shares shall terminate without further obligation on the part of the Company. In the event that the Participant ceases to be a director of the Company after his or her option has become exercisable in whole or in part, such option shall remain exercisable in whole or in part, as the case may be, in accordance with the terms hereof.

(d) Notice of Exercise and Payment. An option shall be exercisable only by delivery of a written notice to the Company’s Treasurer or any other officer of the Company designated by the Board to accept such notices on its behalf, specifying the number of Shares for which it is exercised. If said Shares are not at that time effectively registered under the Securities Act of 1933, as amended, the optionee shall include with such notice a letter, in form and substance satisfactory to the Company, confirming that the Shares are being purchased for the optionee’s own account for investment and not with a view to distribution. Payment shall be made in full at the time the option is exercised. Payment shall be made by (i) cash; (ii) by check; (iii) subject to Section 12(c) hereof, by delivery and assignment to the Company of Shares previously owned by the optionee for one year or more and having a value equal to the Option price; (iv) if permitted by applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of unrestricted Shares acquired upon exercise to pay for all of the Shares so acquired and any tax withholding obligation resulting from such exercise, and an authorization to the broker or selling agent to pay that amount to the Corporation; or (v) by a combination of (i), (ii), (iii) and (iv). The value of the Company stock for purposes of the foregoing clause (iii) shall be its fair market value as of the date the Option is exercised, as determined in accordance with procedures to be established by the Board.

(e) Expiration. Options issued under the Plan shall expire ten years from the date on which the option is issued, unless terminated earlier in accordance with the Plan; provided, however, that the vested portion of any unexpired option in effect on the date of a Participant’s death or disability shall expire one year from the date of the Participant’s death or disability (whether or not this period ends after the stated expiration of the exercise period).

(f) Rights as Shareholder. No optionee shall have any rights as a shareholder with respect to any Share covered by any option until the purchase thereof.

(g) Non-Transferability. No option shall be transferable by the optionee otherwise than by will or the laws of descent or distribution, and each option shall be exercisable during the optionee’s lifetime only by the optionee. Notwithstanding the foregoing (but in the case of an optionee that is subject to Section 16 of the Exchange Act, only to the extent consistent with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision, as applicable to the Company at the time (“Rule 16b-3”), or other rules under Section 16 of the Exchange Act), such option may be transferred pursuant to an order that would constitute a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder.

(h) The instruments evidencing options may be in the form of agreements to be executed by both the optionee and the Company or certificates, letters or similar instruments, which need not be executed by the optionee but acceptance of which will evidence agreement to the terms of the issuance.

Section 9 — Stock Dividends; Stock Splits; Stock Combinations; Recapitalization

In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company’s capitalization, or other distribution with respect to holders of the Company’s common stock other than normal cash dividends, automatic adjustment shall be made in the number and kind of shares as to which outstanding options or portions thereof then unexercised shall be exercisable and in the available shares set forth in Section 3 hereof, to the end that the proportionate interest of the option holder shall be maintained as before the occurrence of such event. Such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options and with a corresponding adjustment in the option price per share. Automatic adjustment shall also be made in the number and kind of shares subject to options subsequently issued under the Plan.

Section 10 — Merger; Sale of Assets; Dissolution

In the event of a change of the Company’s common stock resulting from a merger or similar reorganization as to which the Company is the surviving corporation, or the formation of a holding company, the number and kind of shares which thereafter may be optioned and sold under the Plan and the number and kind of shares then subject to options issued hereunder or unexercised portions thereof and the price per share thereof shall be appropriately adjusted to the end that the proportionate interest of the option holder shall be maintained as before the occurrence of such event. If the Company shall be a party to a merger or a similar reorganization after which the Company will not survive, or if there will be a sale of substantially all the common stock of the Company or a sale of all or substantially all of the assets of the Company, then to the extent permitted by Rule 16b-3, the options under this Plan automatically shall be terminated, assumed by the successor corporation or repurchased by the Company or its successor to the same extent, and on the same terms, as are approved for options for the Company’s Common Stock issued under the Company’s 1996 Management Stock Option Plan or the then-existing successor plan thereto, and otherwise will terminate upon such merger, reorganization or sale. Despite the foregoing, no such adjustment shall be made which would, within the meaning of any applicable provisions of the Internal Revenue Code of 1986, as amended, constitute a modification, extension or renewal of any Option or a grant of additional benefits to any optionee.

Section 11 — No Right to Reelection

Nothing in the Plan shall be deemed to create any obligation on the part of the Board or standing Committee thereof to nominate any Director for reelection by the Company’s stockholders, nor confer upon any Director the right to remain a member of the Board for any period of time, or at any particular rate of compensation.

Section 12 — Regulatory Compliance and Listing

(a) The issuance or delivery of any shares of stock subject to exercisable Options hereunder may be postponed by the Board for such period as may be required to comply with any applicable requirements under the Federal securities laws, any applicable listing requirements of NASDAQ or any national securities exchange or any requirements under any law or regulation applicable to the issuance or delivery of such shares. The Company shall not be obligated to issue or deliver any such shares if the issuance or delivery thereof would constitute a violation of any provision of any law or of any applicable regulation of any governmental authority, NASDAQ or any national securities exchange.

(b) Should any provision of this Plan require modification or be unnecessary to comply with the requirements of Section 16 of and Rule 16b-3 under the 1934 Act, the Board may waive such provision and/or amend this Plan to add to or modify the provisions hereof accordingly.

(c) Any election made by an optionee then subject to Section 16 of the Exchange Act to make payment of any portion of an option price with Shares shall be subject to any then-applicable requirements of Rule 16b-3 and other applicable rules under Section 16 of the Exchange Act.

Section 13 — Amendment and Termination

The Board shall have the right to amend, modify or terminate the Plan at any time and from time to time; provided, however, that unless required by law, no such amendment or modification shall affect any right or obligation with respect to any option theretofore issued. In addition, no such amendment or modification shall be made without previous approval by the stockholders where such approval is necessary to satisfy, nor shall any amendment or modification be made at a time when the same would violate, any then-applicable requirements of federal securities laws (including without limitation Rule 16b-3), the Code or rules of NASDAQ or any stock exchange on which the Company’s common stock is listed.

APPENDIX D

THIRD CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

VIISAGE TECHNOLOGY, INC.

Viisage Technology, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the Corporation, by vote pursuant to a consent in lieu of meeting of its members as filed with the minutes of the board, duly adopted resolutions setting forth a proposed third amendment to the Restated Certificate of Incorporation, declaring said amendment to be advisable to the stockholders of the Corporation. The resolution setting forth the proposed amendment is as follows:

“RESOLVED, that the Restated Certificate of Incorporation of this corporation be further amended by changing Section 1 of Article Fourth thereof so that, as amended, said Article shall be and read as follows:

Section 1. Number of shares:

The total number of shares of capital stock which the Corporation shall have authority to issue is Seventy-Seven Million (77,000,000) shares, of which (a) Seventy-Five Million (75,000,000) shall be Common Stock, par value $0.001 per share (the “Common Stock”), and (b) Two Million (2,000,000) shall be Preferred Stock, par value $0.001 per share (the “Preferred Stock”). As set forth in this Article IV, the Board of Directors of the Corporation (the “Board of Directors”) is authorized from time to time to establish and designate one or more series of Preferred Stock, to fix and determine the variations in the relative rights and preferences as between the different series of Preferred Stock in the manner hereinafter set forth in this Article IV, and to fix or alter the number of shares comprising any such series and the designation thereof to the extent permitted by law.

Any and all such shares issued, and for which the full consideration has been paid or delivered, shall be deemed fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.

The Board of Directors is authorized to issue, from time to time, all or any portion of the capital stock of the Corporation, of any class, which may have been authorized but not issued or otherwise reserved for issue, to such person or persons and for such lawful consideration (including property or services at their fair value), as it may deem appropriate, and generally in its absolute discretion to determine the terms and manner of any disposition of such authorized but unissued capital stock.”

SECOND: That said amendment was duly adopted by the shareholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Viisage Technology, Inc. has caused this certificate to be signed by Charles J. Johnson, Esq., its Secretary, this              day of May, 2004.

Charles J. Johnson, Secretary

D-1

PROXY

VIISAGE TECHNOLOGY, INC.

296 Concord Road, Third Floor, Billerica, Massachusetts

Proxy Solicited by the Board of Directors

of Viisage Technology, Inc.

for the 2004 Annual Meeting of Shareholders

The undersigned hereby appoints as proxies Bernard C. Bailey, Elliot J. Mark and Charles J. Johnson, and each of them or such other persons as the Board of Directors of Viisage Technology, Inc. (the “Company”) may designate, with full power of substitution. The undersigned hereby authorizes the above appointed proxies to represent and to vote, as designated on the reverse side, all shares of common stock of the Company held of record by the undersigned on April 1, 2004 at the 2004 Annual Meeting of Shareholders to be held on May 20, 2004, at 10:00 a.m. at the Company’s corporate headquarters, 296 Concord Road, Third Floor, Billerica, Massachusetts and any adjournments or postponements thereof.

This proxy when properly executed will be voted as directed. If no direction is given, the proxy will be voted FOR the nominees for director, FOR proposals two, three, four and five, and in accordance with the proxy holders’ discretion respecting any other matters as may properly come before the meeting. Please mark, date, sign and return this proxy card promptly.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

Viisage Technology, Inc.

c/o EquiServe Trust Company, N.A.

P.O. Box 8687

Edison, NJ 08818-9247

☒	Please mark votes as in this example.

1.	Election of three Class II directors for a three-year term.

Nominees:

(01) Bernard C. Bailey

(02) Harriet Mouchly-Weiss

(03) Paul T. Principato

For	Withheld
☐	☐

For all nominees except as noted above

2.	To approve amendments to the Viisage 1996 Management Stock Option Plan to increase the number of shares available for issuance thereunder from 4,807,100 to 6,000,000 and to permit directors of Viisage who also are employees of Viisage to receive option grants thereunder.

For	Against	Abstain
☐	☐	☐

3.	To approve an amendment to the Viisage 1996 Directors Stock Option Plan to increase the number of shares available for issuance thereunder from 576,616 to 1,076,616.

For	Against	Abstain
☐	☐	☐

4.	To approve an amendment to Viisage’s Restated Certificate of Incorporation to increase the authorized common stock of Viisage from 45,000,000 to 75,000,000 shares.

For	Against	Abstain
☐	☐	☐

5.	To ratify the selection of BDO Seidman, LLP as independent accountants for the Company for the fiscal year ending December 31, 2004.

For	Against	Abstain
☐	☐	☐

Mark here for address change and note at left ☐.

Mark here if you plan to attend the meeting ☐.

Signature

Signature

Date

Please sign this Proxy exactly as your name appears on this card. Joint owners should each sign personally. If you are signing as a representative of the named stockholder (e.g. as a trustee, corporate officer or other agent on behalf of a trust, corporation or other entity) you should indicate your title or the capacity in which you sign.